Exhibit 99.1

BALLY’S CORPORATION ANNOUNCES NEW ROLLOVER ELECTION PERIOD

Rollover Election Provides Opportunity For Stockholders To Remain Invested In Bally’s In Lieu Of Receiving The Per Share Cash Merger Consideration

PROVIDENCE, R.I. — December 11, 2024 — Bally’s Corporation (NYSE: BALY; BALY.T) (“Bally’s” or the “Company”) today announced the opening of a new election period for holders of shares of Bally’s common stock, par value $0.01 per share, to submit an election (a “Rolling Share Election”) to have such shares remain outstanding following the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 25, 2024 (as amended, the “Merger Agreement”), by and among SG Parent LLC, Bally’s, The Queen Casino & Entertainment Inc. and the other parties thereto.

As previously announced, at Bally’s Special Meeting of Stockholders on November 19, 2024, the Company’s announced mergers and related transactions contemplated by the Merger Agreement was approved by Bally’s stockholders, pursuant to which stockholders will receive $18.25 in cash merger consideration for each share of Bally’s common stock they hold, unless they affirmatively elect to forego the cash merger consideration and instead make a Rolling Share Election.

This new election opportunity will be available from December 11, 2024 until 5:00 p.m. Eastern time on Friday, January 17, 2025 (such date, as it may be extended from time to time, the “Election Deadline”). Each record holder of shares as of October 21, 2024, or who became or becomes a record holder of shares prior to the Election Deadline and has received an election form for making a Rolling Share Election (an “Election Form”), may submit an Election Form specifying the number of shares of Bally’s common stock that such record holder elects to have remain issued and outstanding following completion of the mergers and related transactions. A copy of the Election Form can also be found in the Investor Relations section of Bally’s corporate website (https://www.ballys.com/investor-relations/events-presentations/).

For stockholders who hold their shares of Bally’s common stock through a bank, broker or other nominee, the bank, broker or nominee through which you hold your shares of Bally’s common stock may impose an earlier deadline and, therefore, if you wish to make a Rollover Election with respect to some or all of your shares of Bally’s common stock, you should consider completing the Rollover Election sufficiently in advance of the Election Deadline to permit your bank, broker or other nominee to execute your instructions. Bally’s recommends that you follow up with your bank, broker of other nominee to confirm that it has properly received your election instructions and timely executed your election instructions. For assistance or any questions, please call or contact D.F. King & Co., Inc., the information agent for the election offer, at 1-800-347-4826, or if outside the United States, at 1-(212) 771-1133, or at BALY@dfking.com.

As promptly as possible after submission of each Election Form, validly elected rollover shares (“Rolling Company Shares”) will be re-assigned a new CUSIP number associated with the Rolling Company Shares and will be freely tradeable (subject to certain restrictions) and eligible for trading on the New York Stock Exchange under the ticker symbol BALY.T (or for certain stock price reporting services BALY-T or BALY/T) until the completion of the merger transactions (or the earlier valid termination of the Merger Agreement).

Any Bally’s stockholder who fails to properly make a Rolling Share Election on or before the Election Deadline with respect to all or any portion of such record holder’s shares of Bally’s common stock will be deemed to have not made a Rolling Share Election with respect to such shares provided that Bally’s reserves the right in its discretion to accept elections received after the Election Deadline under circumstances it deems acceptable.

All Rolling Share Elections submitted prior to the Election Deadline will be irrevocable and may not be withdrawn by the stockholder or beneficial owner submitting an Election Form once the Election Form has been accepted by Bally’s exchange agent.

As of 5 p.m. ET on November 19, 2024 (the “Original Election Deadline”), holders of approximately 17,492,173 shares of Bally’s common stock (which includes 8,849,849 shares of common stock held by Standard General L.P. and its affiliates and 4,953,272 shares of common stock held by other parties to the Support Agreements) had submitted a Rolling Share Election and such shares have been assigned a new CUSIP number and are eligible for trading on the New York Stock Exchange.

As required by the terms of the Merger Agreement, the Special Committee approved the Company’s decision to open a new election period. However, neither the Special Committee nor Board of Directors (i) has made or is making any recommendation with regard to whether any holder of Bally’s common stock should take the Rolling Share Election or retain and hold the Rolling Company Shares, (ii) has considered or is considering the terms and conditions of the Rolling Share Election or the Rolling Company Shares, or (iii) has made or is making any recommendation with regard to or the merits of retaining an investment in Bally’s.

Closing of the transactions contemplated by the merger agreement is anticipated to occur in the first quarter of 2025 and remains subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

About Bally’s Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence. It currently owns and manages 15 casinos across 10 states, a golf course in New York, a horse racetrack in Colorado, and has access to OSB licenses in 18 states. It also owns Bally’s Interactive International, formerly Gamesys Group, a leading, global, interactive gaming operator, Bally Bet, a first-in-class sports betting platform, and Bally Casino, a growing iCasino platform.

With 10,600 employees, the Company’s casino operations include approximately 15,300 slot machines, 580 table games and 3,800 hotel rooms. Bally’s also has rights to developable land in Las Vegas post the closure of the Tropicana. Its shares trade on the New York Stock Exchange under the ticker symbols “BALY” and “BALY.T”.

Upon completion of the announced merger with The Queen Casino & Entertainment Inc. (“Queen”), the above portfolio is expected to be supplemented with four additional casinos across three states, one of which will be an additional state that expands Bally’s jurisdiction of operations to include the state of Iowa. Queen will also add over 900 employees, and operations that currently include approximately 2,400 slot machines, 50 table games and 150 hotel rooms to the Bally’s portfolio. Bally’s will also become the successor to Queen’s significant economic stake in a global lottery management and services business through its investment in Intralot S.A. (ATSE: INLOT).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements in this communication include, but are not limited to, statements regarding the proposed transaction, the ability of the Company to complete the proposed transaction and the expected timing thereof and statements regarding the future prospects of the Company following the completion of the proposed transaction. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this press release, its reports filed with the SEC and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and proxy materials filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Media

Diane Spiers

(609) 377-4705

dspiers@ballys.com

Investor

Marcus Glover

Chief Financial Officer

(401) 475-8564

ir@ballys.com

James Leahy, Joseph Jaffoni, Richard Land

JCIR

(212) 835-8500

baly@jcir.com

Source: Bally’s Corporation

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